UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2021

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Moonhie Chin and Alex Davern
On July 28, 2021, the Board of Directors (the “Board”) of FARO Technologies, Inc. (the “Company”) appointed Ms. Moonhie Chin and Mr. Alex Davern to the Company's Board, effective October 1, 2021. Ms. Chin will serve until the Company's 2022 annual meeting of shareholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Mr. Davern will serve until the Company's 2023 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Both Ms. Chin and Mr. Davern were also appointed to each of the Audit Committee, the Talent, Development and Compensation Committee and the Nominating, Governance and Sustainability Committee of the Board, effective October 1, 2021. Ms. Chin will be included in the Company's slate of nominees for election to the Board at the Company's 2022 annual meeting of shareholders and Mr. Davern will be included in the Company's slate of nominees for election to the Board at the Company's 2023 annual meeting of shareholders.

In connection with their appointment to the Board, and pursuant to the Company's director compensation program, Ms. Chin and Mr. Davern will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 28, 2021. Ms. Chin and Mr. Davern have also entered into the Company's standard form of director indemnification agreement, which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 28, 2020.

There are no family relationships between either Ms. Chin or Mr. Davern and any director or executive officer of the Company. Neither Ms. Chin nor Mr. Davern have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements between either Ms. Chin or Mr. Davern and any other persons pursuant to which they were appointed as directors of the Company.

Item 8.01.     Other Events.

On July 28, 2021, the Company issued a press release announcing the foregoing changes to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Company is not including the information contained on or available through its website referenced in the press release as part of, or incorporating such information into, this Current Report on Form 8-K.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 28, 2021
104	Cover Page Interactive Data File - The cover page of this Current Report on Form 8-K filed on July 28, 2021, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 28, 2021	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)